EXHIBIT 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in each of the following Registration Statements of Temple-Inland Inc. and in each related Prospectus of our report dated March 3, 2006 (June 23, 2006 as to the effects of segment classification discussed in Note 10), with respect to the consolidated financial statements of Temple-Inland Inc.; and our report dated March 3, 2006 with respect to Temple-Inland Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Temple-Inland Inc., included in this Current Report (Form 8-K).

Registration
Statement No.	Purpose

No. 33-27286	Post Effective Amendment Number 1 on Form S-8
No. 33-32124	Post Effective Amendment Number 2 on Form S-8
No. 33-43802	Registration Statement on Form S-8
No. 33-48034	Registration Statement on Form S-8
No. 33-54388	Registration Statement on Form S-8
No. 33-63104	Registration Statement on Form S-8
No. 333-27469	Registration Statement on Form S-8
No. 333-33702	Registration Statement on Form S-8
No. 333-105072	Registration Statement on Form S-8
No. 333-113180	Registration Statement on Form S-8
No. 333-129545	Registration Statement on Form S-8
No. 333-129546	Registration Statement on Form S-8
No. 333-129547	Registration Statement on Form S-8
No. 333-129548	Registration Statement on Form S-8
No. 333-129549	Registration Statement on Form S-8
No. 333-130034	Registration Statement on Form S-3

/s/  Ernst & Young

Austin, Texas
June 28, 2006